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                                STEPAN COMPANY
                          REVOLVING CREDIT AGREEMENT
                                  DATED AS OF
                                JANUARY 9, 1998
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                               TABLE OF CONTENTS
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ARTICLE I - DEFINITIONS...............................................   1

ARTICLE II - THE CREDITS..............................................   9

  2.1.  Commitment....................................................   9
  2.2.  Ratable Loans.................................................   9
  2.3.  Rate Options..................................................   9
  2.4.  Mandatory Principal Payments..................................   9
  2.5.  Optional Principal Payments...................................   9
  2.6.  Commitment Fee and Reduction of Commitments...................   9
  2.7.  Method of Borrowing...........................................  10
  2.8.  Method of Selecting Rate Options and Interest Periods.........  10
  2.9.  Conversion and Continuation of Outstanding Advances...........  10
 2.10.  Minimum Amount of Each Advance................................  11
 2.11.  Rate after Default............................................  11
 2.12.  Method of Payment.............................................  11
 2.13.  Notes; Telephonic Notices.....................................  11
 2.14.  Interest Payment Dates; Interest Basis........................  11
 2.15.  Notification of Advances, Interest Rates, Prepayments
          and Commitment Reductions...................................  12
 2.16.  Lending Installations.........................................  12
 2.17.  Non-Receipt of Funds by the Agent.............................  12

ARTICLE III - CHANGE IN CIRCUMSTANCES.................................  12

  3.1.  Yield Protection..............................................  12
  3.2.  Availability of Rate Options..................................  13
  3.3.  Funding Indemnification.......................................  13
  3.4.  Taxes.........................................................  13

ARTICLE IV - CONDITIONS PRECEDENT.....................................  15

  4.1.  Initial Advance...............................................  15
  4.3.  Each Advance..................................................  16

ARTICLE V - REPRESENTATIONS AND WARRANTIES............................  16

  5.1.  Corporate Existence and Standing..............................  16
  5.2.  Authorization and Validity....................................  16
  5.3.  No Conflict; Government Consent...............................  17
  5.4.  Financial Statements..........................................  17
  5.5.  Material Adverse Change.......................................  17
  5.6.  Taxes.........................................................  17

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  5.7.  Litigation....................................................  17
  5.8.  Subsidiaries..................................................  18
  5.9.  ERISA.........................................................  18
 5.10.  Accuracy of Information.......................................  18
 5.11.  Regulation U..................................................  18
 5.12.  Material Agreements...........................................  18
 5.13.  Subordinated Indebtedness.....................................  18
 5.14.  Compliance with Environmental Laws............................  18
 5.15.  Compliance With Laws..........................................  19
 5.16.  Ownership of Properties.......................................  19
 5.17.  Plan Assets; Prohibited Transactions..........................  19
 5.18.  Investment Company Act........................................  19
 5.19.  Public Utility Holding Company Act............................  19

ARTICLE - COVENANTS...................................................  19

  6.1.  Financial Reporting...........................................  19
  6.2.  Use of Proceeds...............................................  21
  6.3.  Interest Coverage Ratio.......................................  21
  6.4.  Notice of Default.............................................  21
  6.5.  Conduct of Business...........................................  21
  6.6.  Taxes.........................................................  21
  6.7.  Insurance.....................................................  22
  6.8.  Compliance with Laws..........................................  22
  6.9.  Maintenance of Properties.....................................  22
 6.10.  Inspection....................................................  22
 6.11.  Dividends.....................................................  22
 6.12.  Indebtedness..................................................  23
 6.13.  Mergers and Consolidations....................................  24
 6.14.  Sale of Assets................................................  24
 6.15.  Sale and Leaseback............................................  25
 6.16.  Investments...................................................  25
 6.17.  Guaranties....................................................  26
 6.18.  Liens.........................................................  26
 6.19.  Purchase of Stocks............................................  28
 6.20.  Limitations on Dispositions of Stock or Indebtedness of
          Restricted Subsidiaries.....................................  28

ARTICLE VII - DEFAULTS................................................  29

ARTICLE VIII - ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.........  30

 8.1.   Acceleration..................................................  30
 8.2.   Amendments....................................................  30
 8.3.   Preservation of Rights........................................  31

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ARTICLE IX - GENERAL PROVISIONS........................................  31

   9.1.  Survival of Representations...................................  31
   9.2.  Governmental Regulation.......................................  31
   9.3.  Taxes.........................................................  31
   9.4.  Choice of Law.................................................  31
   9.5.  Headings......................................................  31
   9.6.  Entire Agreement..............................................  31
   9.7.  Several Obligations...........................................  32
   9.8.  Expenses; Indemnification.....................................  32
   9.9.  Numbers of Documents..........................................  32
  9.10.  Accounting....................................................  32
  9.11.  Severability of Provisions....................................  32
  9.12.  Nonliability of Banks.........................................  32

ARTICLE X - THE AGENT..................................................  33

  10.1.  Appointment; Nature of Relationship...........................  33
  10.2.  Powers........................................................  33
  10.3.  General Immunity..............................................  33
  10.4.  No Responsibility for Loans, Recitals, etc....................  33
  10.5.  Action on Instructions of Banks...............................  34
  10.6.  Employment of Agents and Counsel..............................  34
  10.7.  Reliance on Documents; Counsel................................  34
  10.8.  Agent's Reimbursement and Indemnification.....................  34
  10.9.  Notice of Default.............................................  35
 10.10.  Rights as a Bank..............................................  35
 10.11.  Bank Credit Decision..........................................  35
 10.12.  Successor Agent...............................................  35
 10.13.  Agent's Fee...................................................  36
 10.14.  Delegation to Affiliates......................................  36

ARTICLE XI - SETOFF; RATABLE PAYMENTS..................................  36

 11.1.  Setoff.........................................................  36
 11.2.  Ratable Payments...............................................  36

ARTICLE XII - NOTICES..................................................  37

 12.1.  Giving Notice..................................................  37
 12.2.  Change of Address..............................................  37

ARTICLE XIII - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......  37

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  13.2. ..............................................................  37
        13.2.3.  Benefit of Setoff....................................  38

ARTICLE XV - CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF
  JURY TRIAL..........................................................  39

  15.1. CHOICE OF LAW.................................................  39
  15.2. CONSENT TO JURISDICTION.......................................  39
  15.3. WAIVER OF JURY TRIAL..........................................  40

EXHIBIT "A" - NOTE....................................................  43

EXHIBIT "B" -.........................................................  45

EXHIBIT "C" - COMPLIANCE CERTIFICATE..................................  47

EXHIBIT "D" - ASSIGNMENT AGREEMENT....................................  49

SCHEDULE "1" - SUBSIDIARIES AND OTHER INVESTMENTS.....................  61

SCHEDULE "2" - INDEBTEDNESS AND LIENS.................................  62

SCHEDULE "3" - LONG TERM DEBT.........................................  63

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                                STEPAN COMPANY
                          REVOLVING CREDIT AGREEMENT
                                  DATED AS OF
                                JANUARY 9, 1998

          This Agreement, dated as of January 9, 1998, is among Stepan Company, the Banks and The First National Bank of Chicago, as Agent. The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          As used in this Agreement:

          "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

          "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Banks to the Company on the same Borrowing Date, at the same Rate Option and, in the case of Eurodollar Advances, for the same Interest Period.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract, or otherwise.

          "Agent" means The First National Bank of Chicago in its capacity as agent for the Banks pursuant to Article X, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article X.

          "Aggregate Commitment" means the aggregate of the Commitments of the Banks hereunder.

          "Agreement" means this revolving credit agreement, as it may be amended from time to time.

          "Agreement Accounting Principles" means generally accepted principles of accounting in effect at the time of the preparation of the financial statements referred to in Section 5.4, applied in a manner

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consistent with that used in preparing such statements. If any change in accounting principles from the principles used in preparing such statements would have a material effect upon the results of any calculation required by or compliance with any provision of this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's financial condition and operations shall be the same after such changes as if such changes had not been made.

          "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

          "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

          "Applicable Margin" means, with respect to Eurodollar Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances as set forth in the Pricing Schedule.

          "Arranger" means First Chicago Capital Markets, Inc., a Delaware corporation, and its successors.

          "Article" means an article of this Agreement unless another document is specifically referenced.

          "Authorized Officer" means any of the President, Vice President - Finance or the Search Corporate Controller of the Company, acting singly.

          "Banks" means the banks listed on the signature pages of this Agreement as amended from time to time and their respective successors and assigns.

          "Borrowing Date" means a date on which an Advance is made hereunder.

          "Borrowing Notice" is defined in Section 2.8.

          "Business Day" means (i) with respect to borrowing, payment or rate selection of Eurodollar Advances, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York and on which dealings in U.S. dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago.

          "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person, prepared in accordance with Agreement Accounting Principles.

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          "Commitment" means, for each Bank, the obligation of the Bank to make
Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 13.3.1, as such amount may be modified from time to time.

          "Company" means Stepan Company, a Delaware corporation, and its successors and assigns.

          "Consolidated Capitalization" means the sum of (i) Consolidated Funded Indebtedness plus (ii) Consolidated Tangible Net Worth plus (iii) deferred taxes and investment tax credits for the Company and its Restricted Subsidiaries.

          "Consolidated Current Liabilities" means, at any date as of which the amount thereof is to be determined, the amount which would be set forth as current liabilities on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared as of such date in accordance with Agreement Accounting Principles.

          "Consolidated Earnings Before Interest and Taxes" means, for any fiscal quarter, the sum of (i) earnings before income taxes for such fiscal quarter, plus (ii) Consolidated Interest Expense for such fiscal quarter less
(iii) equity earnings of Unrestricted Subsidiaries of the Company for such quarter determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with Agreement Accounting Principles.

          "Consolidated Tangible Assets" means, as at any date as of which the amount thereof is to be determined, an amount equal to the amount by which (a) the aggregate amount at which all assets of the Company and the Restricted Subsidiaries would be set forth on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared as of such date in accordance with Agreement Accounting Principles, exceeds (b) the sum of the amounts which would be set forth on such consolidated balance sheet as (i) any surplus resulting from any writeup of assets and (ii) the aggregate value of all patents, licenses, trade names, trademarks, copy-rights, good will and deferred charges (including, but not limited to, unamortized debt discount and expenses, organizational expenses and experimental and developmental expenses, but excluding prepaid expenses).

          "Consolidated Tangible Net Worth" means, at any date as of which the amount thereof is to be determined, (a) the sum of the amounts which would be set forth as preferred stock, common stock, capital in excess of par value or paid-in surplus and retained earnings on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared as of such date in accordance with Agreement Accounting Principles, minus (b) the sum of the amounts which would be set forth on such consolidated balance sheet as (i) the cost of any shares of the Company's common stock held in the treasury, (ii) any surplus resulting from any writeup of assets and (iii) the aggregate value of all patents, licenses, trade names, trademarks, copy-rights, good will and deferred charges (including, but not limited to, unamortized debt discount and expenses, organizational expenses and experimental and developmental expenses, but excluding prepaid expenses).

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code.

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          "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

          "1990 Credit Agreement" means that certain Credit Agreement dated as of February 20, 1990, among the Company, First Chicago as agent for the banks, and the banks party thereto, as amended through the date hereof.

          "Current Indebtedness" means all Indebtedness other than Funded Indebtedness, and, without limitation, shall include (i) all Indebtedness maturing on demand or within one year after the date as of which such determination is made, (ii) final maturities and prepayments of Indebtedness and sinking fund payments and (iii) all other items (including taxes accrued as estimated) which, in accordance with Agreement Accounting Principles, would be included as Consolidated Current Liabilities.

          "Default" means an event described in Article VII.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the arithmetic average of the rates reported to the Agent by each Bank as the rate at which deposits in U.S. dollars are offered by such Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of such Bank's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period.

          "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to that Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Eurodollar Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/16 of 1%. "Eurodollar Advance" and "Eurodollar Loan" mean an Advance or a Loan, as the case may be, which bears interest at a Eurodollar Rate.

          "Facility Termination Date" means January 8, 2003 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

          "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          "Federal Funds Funding Rate" means, with respect to any Advance bearing interest at the Federal Funds Rate, the rate per annum equal to the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks (at approximately 10:00 a.m. (Chicago time)) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight Federal funds transactions with members of the Federal Reserve

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System arranged by Federal funds brokers, received by the Agent from three
Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          "Federal Funds Advance" and Federal Funds Loan" means an Advance or a Loan, as the case may be, which bears interest at a Federal Funds Rate.

          "Federal Funds Rate" means a rate per annum equal to the Federal Funds Funding Rate plus a margin to be agreed upon between the Banks and the Company from time to time.

          "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors and assigns.

          "Floating Rate" means a rate per annum equal to the Alternate Base Rate, changing when and as the Alternate Base Rate changes. "Floating Rate Advance" and "Floating Rate Loan" mean an Advance or a Loan, as the case may be, which bears interest at the Floating Rate.

          "Funded Indebtedness" means any liabilities or Indebtedness secured or unsecured with a maturity due date or expiration more than one year from any date of determination, including Capitalized Leases, (i) minus deferred taxes and investment tax credits and (ii) plus Guarantees and Unfunded Liabilities. Funded Indebtedness determined on a consolidated basis for the Company and its Restricted Subsidiaries will be referred to herein as "Consolidated Funded Indebtedness".

          "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a Letter of Credit.

          "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty or pursuant to a Letter of Credit.

          "Interest Expense" means with respect to any period for which the amount thereof is to be determined, an amount equal to interest expense on Indebtedness, as determined in accordance with Agreement Accounting Principles. Interest Expense determined on a consolidated basis for the Company and its Restricted Subsidiaries will be referred to herein as "Consolidated Interest Expense."

          "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of

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such succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.

          "Investment" of a Person means any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, notes, debentures or other securities of any other Person made by such Person.

          "Lending Installation" means any office, branch, subsidiary or affiliate of any Bank or the Agent.

          "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

          "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "Loan" means, with respect to a Bank, such Bank's portion of any Advance.

          "Loan Documents" means this Agreement and the Notes.

          "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

          "Note" means a promissory note in substantially the form of Exhibit "A" hereto, duly executed and delivered to the Agent by the Company and payable to the order of a Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

          "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid commitment fees and all other obligations of the Company to the Banks or to any Bank or the Agent arising under the Loan Documents.

          "Phthalic Anhydride Line" means any product manufactured by the Company from Orthoxylene.

          "Payment Date" means the last day of January, April, July, and October.

          "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

          "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

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          "Plan" means an employee pension benefit plan which is covered by
Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Company or any Subsidiary may have any liability.

          "Pricing Schedule" means the Schedule attached hereto identified as such.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "Rate Option" means the Eurodollar Rate, the Floating Rate or the Federal Funds Rate.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

          "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Internal Revenue Code.

          "Required Banks" means Banks in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Banks in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

          "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities as defined in Regulation D).

          "Restricted Subsidiary" means any Subsidiary of the Company which (i) is organized under the laws of any state of the United States of America or under the laws of Canada or any province thereof, (ii) has substantially all of its assets located within, and operates substantially within, the United States of America or Canada, (iii) at least 50% of the outstanding voting stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening

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of any contingency) is at the time directly or indirectly owned by the Company, by one or more of its Wholly-Owned Restricted Subsidiaries or by the Company and one or more of its Wholly-Owned Restricted Subsidiaries, and (iv) which the Company designates as a Restricted Subsidiary; provided, however, that the Company may not subsequently change the description of any such Subsidiary from Restricted Subsidiary to Unrestricted Subsidiary.

          "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

          "Stepan Family" means Mary Louise Stepan, F. Quinn Stepan and family, Paul H. Stepan and family, Charlotte Stepan Flanagan and family, Mary Louise Wehman and family, Alfred C. Stepan III and family, John A. Stepan and family, Stratford E. Stepan and family and Stepan Venture I and Stepan Venture II.

          "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

          "Subordinated Indebtedness" means any Indebtedness the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Banks.

          "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any similar business organization which is so owned or controlled.

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding in the case of each Bank or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Bank or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Bank's principal executive office or such Bank's applicable Lending Installation is located.

          "Unfriendly Acquisition" means any Acquisition unless the board of directors (or other person exercising similar functions) of the issuer of the securities to be acquired shall have approved such Acquisition and recommended it to the holders of the securities to be acquired.

          "Unfunded Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Company and Subsidiaries.

          "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

          "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

          "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries, or by the Company and one or more Wholly-Owned Subsidiaries, or any similar business organization which is so owned or controlled.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

          2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Company from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Facility Termination Date.

          2.2. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

          2.3. Rate Options. The Advances may be Floating Rate Advances, Eurodollar Advances or, during the last 5 Business Days of each calendar quarter, Federal Funds Advances, or a combination thereof, selected by the Company in accordance with Section 2.8.

          2.4. Mandatory Principal Payments. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Company on the Facility Termination Date.

          2.5. Optional Principal Payments. The Company may from time to time pay all outstanding Floating Rate Advances or Federal Funds Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple thereof, any portion of the outstanding Floating Rate Advances or Federal Funds Advances upon one Business Day's prior notice to the Agent without penalty or premium. The Company may from time to time pay, subject to the payment of any fundings indemnification amounts required by Section 3.3 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

          2.6. Commitment Fee and Reduction of Commitments. The Company agrees to pay to the Agent on each Payment Date for the account of each Bank a commitment fee at a per annum rate equal to the Applicable Fee Rate multiplied by the unused Aggregate Commitment from the date hereof through and including the Facility Termination Date. The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Banks, in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Agent, which shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the outstanding principal amount of the Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Banks to make Loans hereunder.

          2.7. Method of Borrowing. Not later than noon Chicago time on each Borrowing Date, each Bank shall make available its Loan or Loans in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article XII. The Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section, to the extent that a Loan made by a Bank matures on the Borrowing Date of a requested Loan, such Bank shall apply the proceeds of the Loan it is then making to the repayment of the maturing Loan.

          2.8. Method of Selecting Rate Options and Interest Periods. The Company shall select the Rate Option and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Company shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. Chicago time on the Borrowing Date of each Floating Rate Advance or Federal Funds Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

          (i) the Borrowing Date, which shall be a Business Day, of such Advance,

          (ii)  the aggregate amount of such Advance,

          (iii) the Rate Option selected for such Advance, and

          (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance.

          2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.9 or are repaid in accordance with Section 2.5. Each Federal Funds Advance shall automatically continue as a Federal Funds Advance for another day unless it shall have been paid or converted prior to 11:00 a.m. (Chicago time) on any day; provided that on the last Business Day of each calendar quarter such Federal Funds Advance shall be automatically converted into a Floating Rate Advance. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section
2.5 or (y) the Company shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Company may elect from time to time to convert all or any part of a Floating Rate Advance or into a Eurodollar Advance. The Company shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Rate Option selected for the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.10. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $2,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance and Federal Funds Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

     2.11. Rate after Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Banks may, at their option, by notice to the Company, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Banks may, at their option, by notice to the Company, declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and
(ii) each Floating Rate Advance and Federal Funds Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Bank.

     2.12. Method of Payment. All payments of principal, interest, and fees hereunder shall be made in immediately available funds, by noon (local time) on the date when due (except that payments of principal on Federal Funds Advances shall be made by 10:00 a.m. (local time) and shall be made ratably among the Banks, to the Agent at the Agent's address specified pursuant to Article XII or at any other Lending Installation of the Agent specified in writing by the Agent to the Company. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent to such Bank in the same type of funds which the Agent received at its address specified pursuant to Article XII or at any Lending Installation specified in a notice received by the Agent from such Bank. The Agent is hereby authorized to charge the account of the Company maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

     2.13. Notes; Telephonic Notices. Each Bank is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note provided, however, that the failure to so record shall not affect the Company's obligations under such Note. The Company hereby authorizes the Banks and the Agent to extend Advances and effect Rate Option selections based on telephonic notices made by any person or persons the Agent or any Bank in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Banks in response to any telephonic notice, the records of the Agent and the Banks shall govern absent manifest error.

     2.14. Interest Payment Dates; Interest Basis. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period and on any date on which the Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on each Floating Rate Advance or Federal Funds Advance shall be payable on each Payment Date and on any date on which the Advance is prepaid, whether due to acceleration or otherwise. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.15. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Bank of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, conversion/continuation notice and repayment notice received by it hereunder. The Agent will notify each Bank of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Corporate Base Rate.

     2.16. Lending Installations. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written or telex notice to the Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17. Non-Receipt of Funds by the Agent. Unless the Company or a Bank, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the federal funds rate for such day (as determined by the Agent) or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES
                            -----------------------

     3.1. Yield Protection. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance of any Bank with such,

          (i) subjects any Bank or any applicable Lending Installation to any Taxes or changes the basis of taxation of payments to any Bank in respect of its Loans or other amounts due it hereunder, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Bank or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with loans, or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank, except any special charge imposed on a Bank separate from the Assessment Rate that is imposed on such Bank as a result of its non-performing loans or

          (iv) affects the amount of capital required or expected to be maintained by any Bank or Lending Office or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Loans hereunder or of commitments of this type, then, within 15 days of demand by such Bank, the Company shall pay such Bank that portion of such increased expense incurred (including, in the case of Section 3.1(iv), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such change in regulation after taking into account such Bank's policies as to capital adequacy) or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Loans and its Commitment. The Company will not be liable for any amounts incurred by the Banks more than one year prior to the receipt by the Company of a notice from the Bank demanding payment of such amounts.

     3.2. Availability of Rate Options. If any Bank determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if any Bank determines that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) a Rate Option does not accurately reflect the cost of making or maintaining an Advance at such Rate Option, then the Agent shall suspend the availability of the affected Rate Option and require any Eurodollar Advances outstanding under an affected Rate Option to be repaid.

     3.3. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Company for any reason other than default by the Banks, the Company will indemnify each Bank for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

     3.4. Taxes. (i) All payments by the Company to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.

If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Company shall make such deductions, (c) the Company shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Company shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Company hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

     (iii) The Company hereby agrees to indemnify the Agent and each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Bank makes demand therefor pursuant to Section 3.5.

     (iv) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Bank") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Bank further undertakes to deliver to each of the Company and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent. All forms or amendments described in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or amendment with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Bank has failed to provide the Company with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Bank shall not be entitled to indemnification under this Section 3.4 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Bank which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Company shall take such steps as such Non-U.S. Bank shall reasonably request to assist such Non-U.S. Bank to recover such Taxes.

     (vi) Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     3.5. Bank Certificates; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Company to such Bank under Section 3.1 or to avoid the unavailability of a Rate Option under
Section 3.2, so long as such designation is not disadvantageous to such Bank. A certificate of a Bank as to the amount due under Section 3.1, 3.3 and 3.4 shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Bank funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Company of the certificate. The obligations of the Company under Sections 3.1, 3.3 or 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

     4.1. Initial Advance. The Banks shall not be required to make the initial Advance hereunder unless the Company has furnished to the Agent with sufficient copies for the Banks:

     (a) Copies of the Articles of Incorporation of the Company, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (b) Copies, certified by the Secretary or Assistant Secretary of the Company, of its By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) authorizing the execution of the Loan Documents.

     (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signature of the officers of the Company authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Banks shall be entitled to rely until informed of any change in writing by the Company.

     (d) A certificate, signed by the chief financial officer of the Company, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

     (e) A written opinion of the Company's counsel, addressed to the Banks in substantially the form of Exhibit "B" hereto.

     (f)  Notes payable to the order of each of the Banks.

     (g) Evidence satisfactory to the Banks that the 1990 Credit Agreement has been terminated and all indebtedness and obligations thereunder has been paid in full.

     (h) Such other documents as any Bank or its counsel may have reasonably requested.

     4.2. Each Advance. No Bank shall be required to make any Advance (including the initial Advance), unless on the applicable Borrowing Date:

     (a)  There exists no Default or Unmatured Default.

     (b) The representations and warranties (other than the representation contained in Section 5.5) contained in Article V are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

     (c) All legal matters incident to the making of such Advance shall be satisfactory to the Banks and their counsel.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 4.2(a) and (b) have been satisfied. Any Bank may require a duly completed compliance certificate in substantially the form of Exhibit "C" hereto as a condition to making an Advance.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Company represents and warrants to the Banks that:

     5.1. Corporate Existence and Standing. Each of the Company and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except in those instances in which the failure to maintain such authority does not materially adversely affect the business or condition of the Company and the Subsidiaries taken as a whole.

     5.2. Authorization and Validity. The Company has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Restricted Subsidiary or the Company's or any Restricted Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any Restricted Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Company or a Restricted Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4. Financial Statements. The December 31, 1996 audited consolidated financial statements and the September 30, 1997 unaudited consolidated financial statements of the Company and the Restricted Subsidiaries heretofore delivered to the Banks were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and the Restricted Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. Material Adverse Change. No material adverse change in the business, financial condition, prospects or results of operations of the Company and the Restricted Subsidiaries has occurred since the date of the financial statements referred to in Section 5.4.

     5.6. Taxes. The Company and the Restricted Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Company and the Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1993. No tax liens have been filed and no claims are being asserted with respect to any such taxes. To the best of the Company's knowledge and belief, the charges, accruals and reserves on the books of the Company and the Restricted Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. Litigation. Except as disclosed in the Company's financial statements referred to in Section 5.4 and the opinion of the Company's counsel referred to in Section 4.1(e), there is no litigation or proceeding pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any Restricted Subsidiary which might materially adversely affect the business, financial condition or results of operations of the Company or the ability of the Company to perform its obligations under the Loan Documents. No material adverse change, as evidenced by the filing of a Form 8-K, in the litigation referred to in the opinion of the Company's counsel referred to in
Section 4.1(e) has occurred since the date of this Agreement. The Company is not, to the best of its knowledge and belief (i) in default with respect to any order, writ, injunction or decree of any court or (ii) in default in any material respect under any order, regulations (including but not limited to any environmental regulation), permit, license or demand of any federal, state, municipal or other governmental agency, the consequences of which would materially and adversely affect the business, properties or assets or the condition, financial or otherwise, of the Company.

     5.8. Subsidiaries. Schedule "1" hereto contains an accurate list of all of the presently existing Subsidiaries of the Company, setting forth, among other things, their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Company or other Subsidiaries and whether each Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Plans do not in the aggregate exceed $5,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Plan.

     5.10. Accuracy of Information. No information, exhibit or report furnished by the Company or any Subsidiary to the Agent or to any Bank in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Company and its Subsidiaries or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13. Subordinated Indebtedness. The Obligations constitute senior indebtedness which will be entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

     5.14. Compliance with Environmental Laws. Except as disclosed in the Company's financial statements referred to in Section 5.4, the Company and its Subsidiaries comply with all applicable Federal, state and local laws, statutes, rules, regulations and ordinances relating to public health, safety or the environment including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gases or liquid substances, the failure to comply with which could have a materially adverse effect on the Company, its Subsidiaries, their business and properties, taken as a whole. The Company does not know of any liability of the Company or any Subsidiary under the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.) which could have a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

     5.15. Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

     5.16. Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Company and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Company's most recent consolidated financial statements provided to the Agent as owned by the Company and its Subsidiaries.

     5.17. Plan Assets; Prohibited Transactions. The Company is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.18. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.19. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                  ARTICLE VI

                                   COVENANTS
                                   ---------

     During the term of this Agreement, and until the Obligations are paid in full, unless the Required Banks shall otherwise consent in writing:

     6.1. Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles ("GAAP"), and furnish to the
Banks:

          (a) Annual Reports and Financial Statements. As soon as reasonably possible, and in any event within 90 days after the close of each fiscal year of the Company, (1) the balance sheet of the Company and the Restricted Subsidiaries as of the end of such fiscal year, setting forth in comparative form the corresponding figures as of the end of the preceding fiscal year, and (2) the statements of income, stockholders' equity and cash flows of the Company and the Restricted Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such balance sheet and statements shall be prepared in reasonable detail and in accordance with Agreement Accounting Principles and shall be prepared on a consolidated basis under the circumstances set forth in the first paragraph following subsection (i) of this Section 6.1; and such balance sheets and statements shall be accompanied by an opinion of independent public accountants of recognized national standing acceptable to the Banks, which opinion shall state that such financial statements were prepared in accordance with GAAP. In addition, such accountants will furnish to you a letter stating that in making their examination of such financial statements nothing came to their attention which caused them to believe that there was any Default by the Company in the performance or observance of any covenant, condition or agreement of the Company contained herein insofar as such covenants, conditions or agreements pertain to accounting matters, provided that if in the course of their regular auditing procedure such accountants become aware of any other type of default, they shall disclose the same but such accountants shall have no responsibility for ascertaining the existence of any such Default. The Company agrees to supply you promptly with a copy of any letter, certificate or other writing supplied by its independent public accountants to any other person pertaining to whether such accountants have cause to believe that there has been any default by the Company under any other agreement or evidence of Indebtedness.

          (b) Quarterly Financial Statements. As soon as reasonably possible, and in any event within 60 days after the close of each of the first three fiscal quarters of the Company, (1) the balance sheet of the Company and its Restricted Subsidiaries as of the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, and (2) the income and stockholders' equity and cash flows statements of the Company and Restricted Subsidiaries for such quarter and for the portion of the fiscal year ended with such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail (and prepared on a consolidated basis under the circumstances set forth in the first paragraph following subsection (i) of this Section 6.1) and certified as complete and correct by a principal financial officer of the Company.

          (c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "C" hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (d) During each fiscal year, within 30 days of receipt, a statement of the Unfunded Liabilities of each Plan, certified as correct by an actuary enrolled under ERISA.

          (e) As soon as possible and in any event within 10 days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

          (f) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

          (g) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any Restricted Subsidiary files with the Securities and Exchange Commission.

          (h) Promptly after the end of each fiscal quarter revised Schedules 1, 2 and 3 to the Agreement if there are any additions or deletions to those Schedules.

          (i) Such other information (including non-financial information) as the Agent or any Bank may from time to time reasonably request.

     If, and so long as, the Company has (i) one or more Restricted Subsidiaries, the financial statements referred to in subsections (a) and (b) of this Section 6.1 shall be on a consolidated basis prepared in accordance with Agreement Accounting Principles, or (ii) one or more Unrestricted Subsidiaries, the Company shall deliver to the Agent, promptly after receipt thereof, copies of balance sheets and income and surplus and cash flows statements of each such Subsidiary, prepared in accordance with Agreement Accounting Principles, which are not included in the financial statements furnished pursuant to subsection
(a) of this Section 6.1, in the form delivered to the Company for the fiscal year of each such Subsidiary.

     6.2. Use of Proceeds. The Company will, and will cause each Restricted Subsidiary to, use the proceeds of the Advances to finance Acquisitions, other than Unfriendly Acquisitions, for working capital and general corporate purposes. The Company will not, nor will it permit any Restricted Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U).

     6.3. Interest Coverage Ratio. The Company and the Restricted Subsidiaries will maintain a ratio of Consolidated Earnings Before Interest and Taxes to Consolidated Interest Expense, as of the end of each fiscal quarter of the Company, such that the ratio calculated for such fiscal quarter and the preceding three fiscal quarters taken as one accounting period is at least 2.0 to 1.0.

     6.4. Notice of Default. The Company will, and will cause each Restricted Subsidiary to, give prompt notice in writing to the Banks of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially adversely affect its business, properties or affairs or the ability of the Company to repay the Obligations within five days after the Company's senior management shall have the knowledge that an event constituting a Default or Unmatured Default or such a development has occurred.

     6.5. Conduct of Business. The Company will, and will cause each Restricted Subsidiary to, carry on and conduct its business in the fields of manufacturing, developing, producing and selling products which are primarily in the chemical field and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except on those instances in which the failure to maintain all such authority does not materially adversely affect the business of the Company and the Restricted Subsidiaries taken as a whole.

     6.6. Taxes. The Company will, and will cause each Restricted Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.7. Insurance. The Company will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to any Bank upon request full information as to the insurance carried.

     6.8. Compliance with Laws. The Company will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except to the extent that such laws, rules, regulations, orders, writs, judgments, decrees or awards (or the application of any thereof to the Company or a Restricted Subsidiary thereof) are being contested by the Company by appropriate proceedings provided that neither the Company nor any Restricted Subsidiary shall be required to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted in those instances where the failure to maintain all such authority does not materially adversely affect the business or condition of the Company and the Restricted Subsidiaries taken as a whole.

     6.9. Maintenance of Properties. The Company will, and will cause each Restricted Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except to the extent that compliance with this Section 6.9 is made impossible by fire, flood, earthquakes, storm, natural disaster, strikes, accidents, inability to secure labor or other causes beyond the control of the Company and the Restricted Subsidiaries.

     6.10. Inspection. The Company will, and will cause each Restricted Subsidiary to, permit the Banks, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and each Restricted Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Restricted Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Banks may designate.

     6.11. Dividends. The Company will not declare or pay, or set apart any funds for the payment of, any dividends (other than dividends payable in common stock of the Company) on any shares of capital stock of any class of the Company, or apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, any shares of capital stock of any class of the Company (collectively referred to as "Restricted Payments"), unless, immediately after giving effect to such action:

          the sum of

          (1) the amounts declared and paid or payable as, or set apart for, dividends (other than dividends paid or payable in common stock of the Company) on, or distributions (taken at cost to the Company or fair value at time of distribution, whichever is higher) in respect of, all shares of capital stock of all classes of the Company subsequent to December 31, 1996, and

          (2) the excess, if any, of the amounts applied to, or set apart for, the purchase, redemption or retirement of all shares of capital stock of all classes of the Company subsequent to December 31, 1996, over the sum of
     (i) such amounts as shall have been received as the net cash proceeds of sales of shares of capital stock of all classes of the Company subsequent to December 31, 1996, plus (ii) the aggregate principal amount of all indebtedness of the Company and its subsidiaries converted into or exchanged for shares of capital stock of the Company subsequent to December 31, 1996, will not be in excess of (x) $30,000,000 plus (or minus in the case of a deficit) (y) the consolidated net income of the Company and its Restricted Subsidiaries accrued subsequent to December 31, 1996. The foregoing provisions of this Section 6.11 to the contrary notwithstanding (i) the Company may pay any dividend within 90 days of the date of its declaration if, on the date of declaration, such dividend could properly have been paid within the limitations of this Section 6.11 and (ii) the Company may pay regular dividends on or make payments or purchases required to be made at the time when made by the terms of any sinking fund, purchase fund or mandatory redemption requirement in respect of any outstanding shares of preferred stock of the Company originally issued for cash but all amounts so paid or applied pursuant to clauses (i) and (ii) above shall be included in any subsequent computation of Restricted Payments under this Section 6.11. The Company will not declare any dividend payable more than 90 days after the date of declaration thereof. The Company will not declare any dividend if a Default or Unmatured Default shall have occurred and be continuing.

     6.12. Indebtedness. (A) The Company will not create, incur, issue, assume, permit to exist or become or be liable, contingently or otherwise, in respect of any Current Indebtedness or Funded Indebtedness other than:

          (1) Unsecured Current Indebtedness arising in the ordinary course of business;

          (2) Indebtedness represented by dividends declared as permitted by
     Section 6.11, but not yet paid;

          (3) Unsecured Current Indebtedness for borrowed money;

          (4) Current Indebtedness representing amounts payable within one year in respect of any Funded Indebtedness permitted by this Section 6.12;

          (5) Funded Indebtedness, provided that Consolidated Funded Indebtedness of the Company and the Restricted Subsidiaries at no time exceeds an amount equal to 55% of Consolidated Capitalization, provided further that for purposes of this Section 6.12 (A) (5) all obligations incurred pursuant to Sections 6.18 (2), (3), and (4) shall constitute Funded Indebtedness.

     (B) Limitations on Restricted Subsidiaries. The Company will not cause, suffer or permit any Restricted Subsidiary to:

          (1) Create, incur, issue, assume or become or be liable, contingently or otherwise, in respect of any Indebtedness except (a) indebtedness existing at the time of becoming a Restricted Subsidiary, (b) indebtedness to the Company or to another Restricted Subsidiary, (c) unsecured accounts payable and other unsecured obligations (other than as a result of borrowing) incurred in the ordinary course of business of such Subsidiary, (d) secured Funded Indebtedness incurred or assumed solely for the purpose of financing the acquisition of property and secured only as permitted under clauses
     (2), (3) and (4) of Section 6.18 and (e) indebtedness guaranteed by the Company as permitted by Section 6.17, provided that the aggregate principal amount of all such Indebtedness permitted by sub-clauses (a), (b), (d) and
     (e) shall not at any time exceed 20% of Consolidated Tangible Net Worth plus deferred taxes and investment tax credits of the Company and its Restricted Subsidiaries; or

          (2) Issue or sell any shares of its capital stock or securities convertible into such capital stock except (a) issuance or sale of directors' qualifying shares, (b) issuance or sale to the Company or to any Wholly-Owned Restricted Subsidiary and (c) issuance or sale of additional shares of stock of any such Subsidiary to any holders thereof entitled to receive or purchase such additional shares through the declaration of a stock dividend or through the exercise of preemptive rights; or

          (3) Sell, assign, transfer or otherwise dispose of any shares of capital stock of any class of any other Restricted Subsidiary, or any other security of, or any Indebtedness owing to it by, any other Restricted Subsidiary (except in each case to the Company or to a Wholly-Owned Restricted Subsidiary) unless such sale, assignment, transfer or other disposition shall meet all the conditions set forth in Section 6.20 which would be applicable to a similar disposition made by the Company; or

          (4) Consolidate with or merge into any other corporation or permit any other corporation to merge into it, except a merger into or consolidation with (a) the Company, (b) any Wholly-Owned Restricted Subsidiary or (c) any other corporation if, immediately thereafter, the surviving corporation shall be a Restricted Subsidiary and the Company shall be in full compliance with all the terms and provisions of this Agreement; or

          (5) Sell, lease, transfer or otherwise dispose of all or any substantial part of its property and assets except (a) to the Company or any Wholly-Owned Restricted Subsidiary or (b) in the case of a sale to any other person, in compliance with all applicable requirements of Section
     6.21 and Section 6.14; or

          (6) make any Investments or commitments to make Investments except as expressly permitted by Section 6.16.

Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 6.12(B) be deemed to have created, assumed or incurred, at the time it becomes a Restricted Subsidiary, all Indebtedness of such corporation existing immediately after it becomes a Restricted Subsidiary.

     6.13. Mergers and Consolidations. The Company will not consolidate with or merge into any other corporation, or permit any other corporation to merge into the Company, unless (a) the surviving or continuing corporation shall be the Company, and (b) no Default or Unmatured Default shall exist at the time of, or result from, such merger or consolidation, and (c) after giving effect to such consolidation or merger the Company would be in compliance with Section 6.12(A)(5).

     6.14. Sale of Assets. The Company will not, nor will it permit any Restricted Subsidiary to, lease, sell or otherwise dispose of all, or a substantial portion of, its property, assets or business to any other Person except for:

          (a) Sales of inventory in the ordinary course of business,

          (b) In addition to sales of inventory permitted by Section 6.14 (a), the Company and the Restricted Subsidiaries may sell, lease and otherwise dispose of property, assets and businesses including the Phthalic Anhydride Line provided that, after giving effect to any such sale, lease or other disposition, the aggregate fair market value of all property, assets and businesses (other than inventory sold in the ordinary course of business and excluding the Phthalic Anhydride Line) sold, leased or otherwise disposed of by the Company and the Restricted Subsidiaries during any one fiscal year of the Company shall not exceed 15% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal year of the Company. Notwithstanding the above-referenced annual limitation on the fair market value of all assets sold, leased or disposed of, excluding the Phthalic Anhydride line, the aggregate amount of all assets, sold leased or otherwise disposed of pursuant to this Section 6.14 after December 31, 1996 shall not exceed $50,000,000 on a cumulative basis.

The Company will not, nor will it permit any Restricted Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

     6.15. Sale and Leaseback. The Company will not, nor will it permit any Restricted Subsidiary to enter into any arrangement, directly or indirectly, with any Person whereby the Company or any Restricted Subsidiary shall sell or transfer any manufacturing plant or equipment owned or acquired by the Company or any Restricted Subsidiary and then or thereafter rent or lease, as lessee, such property or any part thereof, or other property which the Company or any Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless (a) the lease covering such property shall be for a term of not less than three years and (b) the Company could then incur Funded Indebtedness pursuant to
Section 6.12 in an amount not less than the capitalized value of the rentals payable by the Company or any Restricted Subsidiary, as the case may be, under such lease determined in accordance with Agreement Accounting Principles.

     6.16. Investments. The Company will not, nor will it permit any Restricted Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

          (a) Short-term obligations of, or fully guaranteed by, the United States of America,

          (b) Commercial paper rated A-l or better by Standard and Poor's Corporation or P-l or better by Moody's Investors Service, Inc.,

          (c) Demand deposit accounts maintained in the ordinary course of business,

          (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $50,000,000,

          (e) Loans to officers and employees made in connection with their relocation and purchase of housing,

          (f) Loans to officers and employees in addition to those permitted by
     Section 6.16(e) provided that the aggregate amount of such additional loans shall not exceed $1,000,000 in the aggregate for the Company and the Restricted Subsidiaries at any one time outstanding,

          (g) Investments made by a Restricted Subsidiary in the Company or another Restricted Subsidiary, and

          (h) Investments of cash made by the Company or a Restricted Subsidiary in Persons other than the Company or a Restricted Subsidiary provided, however, that notwithstanding any of the foregoing, the Company will not, nor will it permit any Restricted Subsidiary to make any Investment, or any commitment to any Investment, if immediately after giving effect to any such proposed Investment, whether made before or after the date hereof, the aggregate amount of all of the Investments, (all such Investments to be taken at the cost thereof at the time of making such Investment without allowance for any subsequent write-offs or appreciation or depreciation thereof, but less any amount repaid or recovered on account of capital or principal), shall exceed 30% of the Consolidated Tangible Net Worth plus deferred taxes and investment tax credits of the Company and its Restricted Subsidiaries.

     6.17. Guaranties. The Company will not, nor will it permit any Restricted Subsidiary to, Guarantee any dividend, or Guarantee any obligation or Indebtedness, enter into or remain liable upon any Guaranty of any other Person other than (i) an obligation or Indebtedness of a Restricted Subsidiary which such Subsidiary shall be authorized to incur pursuant to the provisions of this Agreement exclusive of Indebtedness permitted by clause (iii) of this Section
6.17 and obligations or Indebtedness secured by mortgages or Liens permitted under clauses (2), (3) and (4) of Section 6.18, (ii) Guaranties incurred in the ordinary course of business of the Company or of a Restricted Subsidiary and
(iii) Indebtedness guaranteed by the Company to the extent permitted by Section 6.12(A)(5).

     6.18. Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur or suffer to be created or incurred or to exist any mortgage, Lien, security interest, charge or encumbrance of any kind on, or pledge of, any property or assets of any kind, real or personal, tangible or intangible, of the Company or any such Restricted Subsidiary, whether owned before or after the date hereof, or acquire or agree to acquire any property or assets of any kind under a conditional sale agreement or other title retention agreement or file or permit the filing of any financing statement under the Uniform Commercial Code or other similar notice under any other similar statute without equally and ratably securing this Agreement; provided, however, that the provisions of this Section 6.18 shall not prevent or restrict the creation, incurring or existence of any of the following:

          (1) Any mortgage, lien, security interest, charge or encumbrance on, or pledge of, any property or assets of any Restricted Subsidiary to secure Indebtedness owing by it to the Company or a Wholly-Owned Restricted Subsidiary;

          (2) Purchase money mortgages or other liens on real property (including leaseholds) and fixtures thereon, acquired by the Company or any Restricted Subsidiary, to secure the purchase price of such property (or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such mortgage or other lien), or
     mortgages or other liens existing on any such property at the time of acquisition of such property by the Company or by Restricted Subsidiary, whether or not assumed, or any mortgage or Lien on real property of Restricted Subsidiary, provided that at the time of the acquisition of the property by the Company or a Restricted Subsidiary, or at the time of the acquisition of the Restricted Subsidiary by the Company, as the case may be, (a) the principal amount of the Indebtedness secured by each such mortgage or Lien, plus the principal amount of all other indebtedness secured by mortgages or Liens on the same property, shall not exceed 75% of the fair value thereof (without deduction of the Indebtedness secured by mortgages or Liens on such property) at the time of the acquisition thereof by the Company or Restricted Subsidiary, whichever is the lesser, (b) every mortgage or Lien shall apply only to the property originally subject thereto and fixed improvements constructed thereon.

          (3) Refundings or extensions of the mortgages or Liens permitted in the foregoing subsection 6.18(2) for amounts not exceeding the principal amounts of the indebtedness so refunded or extended at the time of the refunding or extension thereof, and applying only to the same property theretofore subject to the same and fixed improvements constructed thereon;

          (4) the owning or acquiring or agreeing to acquire machinery or equipment useful for the business of the Company or any Restricted Subsidiary subject to or upon chattel mortgages or conditional sale agreements or other title retention agreements;

          (5) Deposits, liens or pledges to enable the Company or any Restricted Subsidiary to exercise any privilege or license, or to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or to secure public or statutory obligations of the Company or any Restricted Subsidiary, or to secure surety, stay or appeal bonds to which the Company or any Restricted Subsidiary is a party, but, as to all of the foregoing, only if the same shall arise and continue in the ordinary course of business; or other similar deposits or pledges made and continued in the ordinary course of business;

          (6) Mechanic's, workmen's, repairmen's or carriers' Liens, but only if arising, and only so long as continuing, in the ordinary course of business; or other similar Liens arising and continuing in the ordinary course of business; or deposits or pledges in the ordinary course of business to obtain the release of any such Liens;

          (7) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Company or any such Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Restricted Subsidiary is a party;

          (8) Liens for taxes not yet subject to penalties for non-payment or contested in good faith where adequate reserves have been set aside, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company or of such Restricted Subsidiary owning the same;

          (9) Liens in favor of the United States of America or any department or agency thereof or in favor of a prime contractor under a United States Government contract, and resulting from the acceptance of progress or partial payments under United States Government contracts or subcontracts thereunder;

          (10) Inchoate liens arising under the ERISA to secure contingent liabilities; and

          (11) Any arrangement permitted by Section 6.15 of Article VI.

provided, however, that (i) the aggregate amount of all liens permitted by
Section 6.18(2) and Sections 6.18(3) and 6.18(4) shall not exceed an amount equal to 15% of Consolidated Tangible Net Worth plus deferred taxes and investment tax credits and (ii) the sum, without duplication of (x) the aggregate unpaid principal amount of all Indebtedness of the Company or any Restricted Subsidiary secured pursuant to the provisions of Section 6.18(2), 6.18(3) and 6.18(4) and (y) the aggregate unpaid principal amount of all Indebtedness of Restricted Subsidiaries permitted by Sections 6.12(B)(1)(a),
(b), (d) and (e) shall not at any time exceed 30% of Consolidated Tangible Net Worth plus deferred taxes and investment tax credits.

     6.19. Purchase of Stocks. The Company will not, nor will it permit any Restricted Subsidiary to extend credit to others for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U) or use any of the proceeds of the loans made under this Agreement (a) to purchase or carry any "margin stock" if, after giving effect to such purchase, more that 25% of the consolidated assets of the Company and the Restricted Subsidiaries subject to
Section 6.14 or Section 6.18 consist of "margin stock" or (b) to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

     6.20. Limitations on Dispositions of Stock or Indebtedness of Restricted Subsidiaries. The Company will not sell, assign, transfer or otherwise dispose of (except to a wholly-owned Restricted Subsidiary) any shares of capital stock of any class of any Restricted Subsidiary, or any other security of, or any Indebtedness owing to it by, any such Restricted Subsidiary, unless (i) all of the capital stock and other securities and the entire Indebtedness of such Restricted Subsidiary at the time owned by the Company and by all its other Restricted Subsidiaries shall be sold, assigned, transferred or otherwise disposed of, at the same time, for cash, (ii) such Restricted Subsidiary shall not, at the time of such sale, assignment, transfer or other disposition, own either (a) any shares of capital stock of any class or any other security or any Indebtedness of any other Restricted Subsidiary of the Company which is not being simultaneously disposed of as permitted by this Section 6.20 or (b) any Indebtedness of the Company, and (iii) such sales, assignment or transfer is permitted by Section 6.13 or Section 6.14 hereof.

     6.21. Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than the Company or such Restricted Subsidiary would obtain in a comparable arms-length transaction.

                                  ARTICLE VII

                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Company or any Restricted Subsidiary to the Banks or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false as of the date on which made or deemed made.

     7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3. The breach by the Company of any of the terms or provisions of Article VI.

     7.4. The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Agent or any Bank.

     7.5. Failure of the Company or any Restricted Subsidiary to pay any Indebtedness in a principal amount greater than $2,500,000 when due; or the default by the Company or any Restricted Subsidiary in the performance of any term, provision or condition contained in any agreement under which any Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

     7.6. The Company or any Restricted Subsidiary shall (a) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (b) not pay, or admit in writing its inability to pay, its debts generally as they become due, (c) make an assignment for the benefit of creditors, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (e) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (f) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (g) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Company or any Restricted Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Restricted Subsidiary or any substantial part of its property, or a proceeding described in Section 7.6(e) shall be instituted against the Company or any Restricted Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of the Company or any Restricted Subsidiary.

     7.9. The Company or any Subsidiary shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $250,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. Any Person or Persons other than Stepan Family acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty percent (30%) or more of the outstanding shares of voting stock of the Company; or during any period of twelve (12) consecutive months, commencing before or after the Closing Date, individuals who at the beginning of such twelve-month period were directors of the Company cease for any reason to constitute a majority of the board of directors of the Company.

                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Banks to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Bank. If any other Default occurs, the Required Banks may terminate or suspend the obligations of the Banks to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives.

     8.2. Amendments. Subject to the provisions of this Article VIII, the Required Banks (or the Agent with the consent in writing of the Required Banks) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Banks:

     (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii)  Reduce the percentage specified in the definition of Required Banks.

     (iii) Extend or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.4, or increase the amount of the Commitment of any Bank hereunder, or permit the Company to assign its rights under this Agreement.

     (iv)  Amend this Section 8.2.

     8.3. Preservation of Rights. No delay or omission of the Banks or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Banks until the Obligations have been paid in full.

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

     9.1. Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any taxes (excluding income taxes) payable or ruled payable by Federal or State authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

     9.4. Choice of Law. The Loan Documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national and federally insured banks. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Illinois state court sitting in Chicago in any action or proceedings arising out of or relating to any Loan Documents and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. The Company hereby waives any right to a jury trial in any action arising hereunder.

     9.5. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.6. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company, the Agent and the Banks and supersede all prior agreements and understandings among the Company, the Agent and the Banks relating to the subject matter thereof other than the fee letter described in
Section 10.13.

     9.7. Several Obligations. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Section 9.8, 9.12 and
10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.8. Expenses; Indemnification. The Company shall reimburse the Agent, the Arranger and the Banks for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Banks, which attorneys may be employees of the Agent, the Arranger or the Banks) paid or incurred by the Agent, the Arranger or any Bank in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and enforcement of the Loan Documents. The Company further agrees to indemnify the Agent and each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder. The obligations of the Company under this Section shall survive the termination of this Agreement.

     9.9. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Banks.

     9.10. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.11. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.12. Nonliability of Banks. The relationship between the Company on the one hand and the Banks and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Bank shall have any fiduciary responsibilities to the Company. Neither the Agent, the Arranger nor any Bank undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Agent, the Arranger nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Bank shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1. Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by each of the Banks as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Banks irrevocably authorizes the Agent to act as the contractual representative of such Bank with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Banks' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Banks, (ii) is a "representative" of the Banks within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Banks hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank hereby waives.

     10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any

Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (f) the financial condition of the Company or of any of the Company's Subsidiaries. The Agent shall have no duty to disclose to the Banks information that is not required to be furnished by the Company to the Agent at such time, but is voluntarily furnished by the Company to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Banks. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Banks and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other reasonable expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Banks under this
Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Bank or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks.

     10.10. Rights as a Bank. In the event the Agent is a Bank, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, at any time when the Agent is a Bank, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.11. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Banks, such removal to be effective on the date specified by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint, on behalf of the Company and the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Company and the Banks, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Company or any Bank, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Banks may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes shall deal directly with the Banks. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this
Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the

Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. Agent's Fee. The Company agrees to pay to the Agent, for its own account, the fees agreed to by the Company and the Agent pursuant to that certain letter agreement dated October 24, 1997, or as otherwise agreed from time to time.

     10.14. Delegation to Affiliates. The Company and the Banks agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

     11.1. Setoff. In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any indebtedness from any Bank to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due. The Company agrees that any holder of a participation in a loan may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as if such holder were the direct creditor of the Company in the amount of the participation.

     11.2. Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

                                    NOTICES
                                    -------

     12.1. Giving Notice. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given when deposited in the United States mail (except notices given pursuant to Article II which shall not be deemed effective until received by the Banks or the Agent), postage prepaid, or by telegraph or telex when delivered to the appropriate office for transmission, charges prepaid, addressed to the Company, the Banks or the Agent at the addresses indicated below their signatures to this Agreement.

     12.2. Change of Address. The Company, the Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                 ARTICLE XIII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------
     13.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Bank must be made in compliance with
Section 13.3.1. Notwithstanding clause (ii) of this Section, any Bank may at any time, without the consent of the Company or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Bank from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3.1. in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     13.2.  Participations.
            --------------

            13.2.1. Permitted Participants; Effect. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

            13.2.2. Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

       13.2.3. Benefit of Setoff. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Documents, provided that each Bank shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Bank.

13.3.  Assignments.
       -----------

       13.3.1. Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Bank or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of the Company and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Bank's Commitment (calculated as at the date of such assignment).

       13.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit D (a "Notice of Assignment"), together with any consents required by Section 13.3.1, and (ii) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by or on behalf of the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Agent shall be required to release the transferor Bank with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 9.1(f), the transferor Bank, the Agent and the Company shall, if the transferor Bank or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such

     Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          13.4. Dissemination of Information. The Company authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company and its Subsidiaries, including without limitation any information contained in any Reports.

          13.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.4(iv).

                                  ARTICLE XIV

                                  COUNTERPARTS
                                  ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent and the Banks and each party has notified the Agent by telex or telephone, that it has taken such action.
                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE AGENT OR ANY BANK OR

ANY AFFILIATE OF THE AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Company, the Banks and the Agent have executed this Agreement as of the date first above written.

     Commitments              STEPAN COMPANY
     -----------
                              By: /s/ Walter J. Klein
                                  --------------------------
                              Title: Vice President
                                     Finance
                                     Edens and Winnetka Road
                                     Northfield, Illinois 60093

                              Attention:  Treasury Department


     $22,500,000              THE FIRST NATIONAL BANK OF CHICAGO,
                              Individually and as Agent

                              By: /s/ Karen F. Kizer
                                 ----------------------------
                              Title:  Senior Vice President
                                      One First National Plaza
                                      Chicago, Illinois  60670

                              Attention:  Christopher Cavaiani

$22,500,000                   HARRIS TRUST AND SAVINGS BANK
                              By: /s/ R. Michael Newton
                                 --------------------------
                              Title:  Vice President
                                      111 West Monroe Street
                                      Chicago, Illinois 60690

                              Attention:  R. Michael Newton
===========
$45,000,000

                               PRICING SCHEDULE

=======================================================================================
          Applicable                    Level I           Level II           Level III
            Margin                      Status             Status             Status
---------------------------------------------------------------------------------------
        Eurodollar Rate                  .35%              .40%                .50%
=======================================================================================


=======================================================================================
         Applicable                    Level I            Level II           Level III
          Fee Rate                     Status              Status             Status
=======================================================================================
        Commitment                     .125%               .15%               .175%
           Fee
=======================================================================================

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Financials" means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.1(a) or (b).

     "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the ratio of Consolidated Funded Indebtedness to Consolidated Capitalization is less than .40 to 1.00.

     "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the ratio of Consolidated Funded Indebtedness to Consolidated Capitalization is less than or equal to .50 to 1.00.

     "Level III Status" exists at any date if the Company has not qualified for Level I Status or Level II Status.

     "Status" means either Level I Status, Level II Status or Level III Status.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Company's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                                  EXHIBIT "A"
                                     NOTE
$____________                                                    January 9, 1998

     On the Facility Termination Date Stepan Company, a Delaware corporation (the "Company"), promises to pay to the order of _______________________________
(the "Bank") the lesser of the principal sum of ___________________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to Section 2.1 of the Revolving Credit Agreement (the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of January 9, 1998 among the Company, The First National Bank of Chicago, individually and as Agent, and the banks named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                         STEPAN COMPANY

                                         By:
                                            --------------------------
                                         Title:
                                               -----------------------

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                            NOTE OF STEPAN COMPANY,
                             DATED JANUARY 9, 1998



                   Principal    Maturity   Principal
                   Amount of  of Interest   Amount    Unpaid
Date                 Loan        Period      Paid     Balance
----               ---------  -----------  ---------  -------

                                  EXHIBIT "B"


                                                                 January 9, 1998
The Banks who are parties to the
Credit Agreement described below.


Gentlemen:

  I am counsel for Stepan Company (the "Company") and have represented the Company in connection with its execution and delivery of a Credit Agreement among the Company, The First National Bank of Chicago, individually and as Agent, and the Banks named therein, providing for Advances in an aggregate principal amount not exceeding $45,000,000 at any one time outstanding and dated as of January 9, 1998 (the "Agreement"). All capitalized terms used in this opinion shall have the meanings attributed to them in the Agreement.

  I have examined the Company's articles of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is my opinion that:

  l. The Company and each Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their states of incorporation and have all requisite authority to conduct their business in each jurisdiction in which their business is conducted.

  2. The execution and delivery of the Loan Documents by the Company and the performance by the Company of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Company and will not:

     (a) require any consent of the Company's shareholders;

     (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Company or any Subsidiary; or

     (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Company or any Subsidiary.

  3. The Loan Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

  4. Except as disclosed in the Company's financial statements referred to in
Section 5.4 of the Credit Agreement,and as disclosed herein, there is no litigation or proceeding against the Company or any Subsidiary which, if adversely determined, would materially affect the business or condition of the Company or any Subsidiary. On December 9th, 296 lawsuits were filed on behalf of 484 plaintiffs from the Boroughs of Maywood, Rochelle Park, and Lodi New Jersey alleging cancer and fear of cancer allegedly due to exposure to thorium and other chemical contaminants. The Company believes it has adequate defenses to these actions; that it may have insurance coverage for part or all of its defense costs and indemnity costs if any, and therefore at this time cannot estimate what its liabilities, if any, will be.

  5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Company or any Subsidiary, is required to be obtained by the Company or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Company of the Obligations.

                                   Very truly yours,


                                   /S/ Jeffrey W. Bartlett
                                       -------------------
                                   Name: Jeffrey W. Bartlett
                                   Vice President, Secretary and
                                   General Counsel

                                  EXHIBIT "C"

                            COMPLIANCE CERTIFICATE


To:  The Banks parties to the
     Credit Agreement Described Below

  This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of January 9, 1998, among the Company, the banks party thereto and The First National Bank of Chicago as Agent for the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

  THE UNDERSIGNED HEREBY CERTIFIES THAT:

  1. I am the duly elected Vice President - Finance and Administration of the Company;

  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

  4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

  Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

  The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of __________, 19_____.


                                  -------------------
                                  Name:______________
                                  Vice President - Finance and
                                  Administration

                                   [SAMPLE]

                        SCHEDULE I TO COMPLIANCE REPORT

                                                                               Calculation Test
                                                                               ----------------
1. Interest Coverage Ratio
   a.                                   Consolidated Earnings Before
                                        Interest and Taxes for quarter
                                        ended ____ plus preceding
                                        three quarters  ________
   b.                                   Consolidated Interest Expense for
                                        quarter ended _______ plus
                                        preceding three quarters                ________
                                        a : b                                   __________ 2.0

2. Dividend Limitation
   a.                                   Restricted Payments
                                        since 12/31/96  ________
   b.                                   $30,000,000 + Consolidated Net
                                        Income - Consolidated Net Loss
                                        since December 31, 1996                 ________
                                        a + b                                   __________

3. Funded Indebtedness Limitation
   a.                                   Consolidated Funded Indebtedness        _____
   b.                                   Guaranties ________
   c.                                   Unfunded Liabilities                    ________
   d.                                   Consolidated Capitalization             ________
                                        a+b+c                                   ________ .55
                                        -----
                                          d
4. Sale of Assets
   a.                                   Assets sold since
                                         December 31, 1996                      ___________
$50,000,000
b. Assets sold during FY____            ______         _____                    15%
   c.                                   Consolidated Tangible Assets            _______
                                        b : c

                                  EXHIBIT "D"

                              ASSIGNMENT AGREEMENT


   This Assignment Agreement (this "Assignment Agreement") between __________________________ (the "Assignor") and __________________ (the
"Assignee") is dated as of _________________, 19__. The parties hereto agree as follows:

   1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

   2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

   3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 13.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

   4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. **[In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Loan becomes due (by acceleration or otherwise)(the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Company with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]** In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

**Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

   5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Company or if the commitment fee was ___ of 1% less than the commitment fee paid by the Company, as applicable. In addition, the Assignee agrees to pay ___% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

   6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Company or any guarantor,
(ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Company, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

   7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

*to be inserted if required by the Credit Agreement.
**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

   8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

   9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

   10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

   11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

   12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

   13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

   IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                            **[NAME OF ASSIGNOR]**
                                            By:
                                               -----------------
                                            Title:
                                                  --------------

                                            **[NAME OF ASSIGNEE]**

                                            By:
                                               ----------------
                                            Title:
                                                  -------------

                                   SCHEDULE 1
                            to Assignment Agreement

1. Description and Date of Credit Agreement:

2. Date of Assignment Agreement: _____________ , 19__

3. Amounts (As of Date of Item 2 above):

                                           Facility   Facility   Facility   Facility
                                              1*         2*         3*         4*
                                           --------   --------   --------   --------
     a.   Total of Commitments
          (Loans)** under
          Credit Agreement                 $          $          $          $
                                            -------    -------    -------    -------
     b.   Assignee's Percentage
          of each Facility purchased
          under the Assignment
          Agreement***                             %          %          %          %
                                            -------    -------    -------    -------
     c.   Amount of Assigned Share in
          each Facility purchased under
          the Assignment
          Agreement                        $          $          $          $
                                            -------    -------    -------    -------


4.   Assignee's Aggregate (Loan
     Amount)**  Commitment Amount
     Purchased Hereunder:                             $
                                                       -------
5.   Proposed Effective Date:                                   ----------


Accepted and Agreed:

**[NAME OF ASSIGNOR]**                              **[NAME OF ASSIGNEE]**
By:                                By:
   -----------------------------         -----------------------------
Title:                             Title:
   -----------------------------         -----------------------------


 *   Insert specific facility names per Credit Agreement
** If a Commitment has been terminated, insert outstanding Loans in place of Commitment
***  Percentage taken to 10 decimal places

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                       ADMINISTRATIVE INFORMATION SHEET
                       --------------------------------

        Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                           (Sample form shown below)

                             ASSIGNOR INFORMATION
                             --------------------

Contact:
-------

Name:                                   Telephone No.:
     --------------------------                        -------------------------
Fax No.:                                Telex No.:
        -----------------------                    -----------------------------
                                        Answerback:
                                                   -----------------------------
Payment Information:
--------------------

Name & ABA # of Destination Bank:
                                 -----------------------------------------------
                                        ----------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------
                                          --------------------------------------
Other Instructions:
                   -------------------------------------------------------------
--------------------------------------------------------------------------------

Address for Notices for Assignor:
--------------------------------
                                 -----------------------------------------------
                                   ---------------------------------------------
                                   ---------------------------------------------


                                 ASSIGNEE INFORMATION
                                 --------------------

Credit Contact:
--------------

Name:                                   Telephone No.:
     ------------------------------                    -------------------------
Fax No.:                                Telex No.:
        ---------------------------                -----------------------------
                                        Answerback:
                                                   -----------------------------
Key Operations Contacts:
-----------------------

Booking Installation:                   Booking Installation:
                     --------------                          -------------------
Name:                                   Name:
     ------------------------------          -----------------------------------
Telephone No.:                          Telephone No.:
              ---------------------                   --------------------------
Fax No.:                                Fax No.:
        ---------------------------             --------------------------------
Telex No.:                              Telex No.:
          -------------------------               ------------------------------
Answerback:                             Answerback:
           ------------------------                -----------------------------

Payment Information:
--------------------

Name & ABA # of Destination Bank:
                                 -----------------------------------------------
                                    --------------------------------------------


Account Name & Number for Wire Transfer:
                                        ----------------------------------------
                                            ------------------------------------

Other Instructions:
                   -------------------------------------------------------------
--------------------------------------------------------------------------------

Address for Notices for Assignee:
--------------------------------
                                 -----------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------

                               FNBC INFORMATION
                               ----------------

    Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:                Subsequent Operations Contact:
-----------------------                 -----------------------------

Name: John Loizzo                       Name:
      ----------------------------           -----------------------------
Telephone No.:  (312) 732-4118          Telephone No.:  (312)
               -------------------                     -------------------
Fax No.:  (312) 732-7455                Fax No.:  (312)
         -------------------------               -------------------------
                          FNBC Telex No.:  190201  (Answerback: FNBC UT)
                                           -------------------------------

Initial Funding Standards:
-------------------------

Libor - Fund 2 days after rates are set.

FNBC Wire Instructions:      The First National Bank of Chicago, ABA # 071000013
                             BNF = 7521-7653/DES, Ref.:________________

Address for Notices for FNBC:  One First National Plaza, Chicago, IL  60670
----------------------------        Attn: Agency/Compliance Division, Suite 0353
                                    Fax No. (312)732-2038 or (312)732-4339

                                  EXHIBIT "I"
                            to Assignment Agreement

                                    NOTICE
                                 OF ASSIGNMENT
                                 -------------

                                                                         , 19
                                                     --------------------    --

To:      **[NAME OF Company]**

         ------------------

         ------------------

         **[NAME OF AGENT]**

         ------------------

         ------------------

From:  **[NAME OF ASSIGNOR]** (the "Assignor")

       **[NAME OF ASSIGNEE]** (the "Assignee")


     1.  We refer to that Credit Agreement (the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to **[the Company and]** the Agent pursuant to Section **[13.3.2]** of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections **[13.3.1 and 13.3.2]** of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

*To be included only if consent must be obtained from the Company pursuant to
Section 12.3.1 of the Credit Agreement.

     4. The Assignor and the Assignee hereby give to the Company and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,000 required by Section 12.3.2 of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Company to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Company upon its receipt of a new Note in the appropriate amount.

     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Company or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                     NAME OF ASSIGNEE

By:                                  By:
   -------------------                  -------------------
Title:                               Title:
      ----------------                     ----------------

ACKNOWLEDGED **[AND CONSENTED TO]**      ACKNOWLEDGED **[AND CONSENTED TO]**
BY **[NAME OF AGENT]**                   BY **[NAME OF Company]**

By:                                      By:
   -----------------------                  -----------------------
Title:                                   Title:
      --------------------                     --------------------

              **[Attach photocopy of Schedule 1 to Assignment]**

                                  SCHEDULE "1"

                       SUBSIDIARIES AND OTHER INVESTMENTS
                          (See Sections 5.8 and 6.16)

                                                                          Restricted       Jurisdiction
     Investment            Owned            Amount of       Percent           or                of
         In                  By             Investment     Ownership     Unrestricted      Organization
     ----------            ------           ----------     ---------     ------------      ------------
Stepan Europe          Stepan Company       $2,741,000        100%       Unrestricted      France

Stepan Canada          Stepan Company       $  880,000        100%       Unrestricted      Canada

Stepan Mexico          Stepan Company       $5,754,000        100%       Unrestricted      Mexico

Global Insurance       Stepan Company       $   50,000        100%       Unrestricted      British West Indies

Stepan Quimica Ltda.   Stepan Company       $   46,000        100%       Unrestricted      Brazil

Stepan Columbiana      Stepan Company       $2,408,000         50%       Unrestricted      Columbia

Stepan Phillipines     Stepan Company       $8,814,000         50%       Unrestricted      Phillipines


                                 SCHEDULE "2"

                             INDEBTEDNESS AND LIENS
                      (See Sections 6.12, 6.15 and 6.18)

                                                                   Maturity
Indebtedness      Indebtedness             Property               and Amount
Incurred By         Owed To           Encumbered (If Any)       of Indebtedness
------------      ------------        -------------------       ---------------


                                      NONE

                                  SCHEDULE "3"

                                 LONG TERM DEBT
                              (See Section 6.1(h))



                    9.7% Promissory Note (1987)
                    9.7% Promissory Note (1991)
                   9.52% Promissory Notes
                   7.22% Promissory Notes, Series A and B
                   7.69% Promissory Notes, Series A
                   7.77% Promissory Notes, Series B